UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2009 (June 11, 2009)

THE PROGRESSIVE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio 44143

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 440-461-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On June 11, 2009, the Board of Directors of the Company elected Lawton W. Fitt, 55, to fill a current vacancy on the Board for a term ending on the date of the Annual Meeting of Shareholders in April 2010. Ms. Fitt was not appointed to serve on any of the Board’s Committees at this time.

Ms. Fitt is a retired partner of Goldman Sachs, where she worked until 2002. From 2002 to 2005, she served as Secretary (Chief Executive Officer) of the Royal Academy of Arts in London. She currently serves on the Boards of Directors of Ciena Corporation, Thomson Reuters, Frontier Communications and Overture Acquisition Corporation, and she is a trustee of several not-for-profit organizations.

There are no arrangements or understandings between Ms. Fitt and any other person, pursuant to which she was elected as a director. Ms. Fitt’s compensation as a director will be provided on the same basis as that provided to the Company’s other non-employee directors, as further described in the Company’s Proxy Statement dated March 13, 2009, at pages 48-50.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2009

THE PROGRESSIVE CORPORATION

By:	/s/ Jeffrey W. Basch
Name:	Jeffrey W. Basch
Title:	Vice President and Chief Accounting Officer